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Exhibit 5.1


                           DONOHOE, JAMESON & CARROLL, P.C.
                              Attorneys and Counselors
                               3400 Renaissance Tower
                                Dallas, Texas 75270


                                   March 5, 1998


Tamarack Lenders Corporation
801 East Campbell Road, Suite 310
Richardson, Texas 75081

Gentlemen:


     We are acting as counsel for Tamarack Lenders Corporation, a Texas corporation (the "Company'), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to $20,000,000 in aggregate principal amount of the Company's Auto Receivables Backed Notes (the "Notes"). A Registration Statement on Form S-1 covering the sale of the Notes, Registration No. 333-31925 (the "Registration Statement"), was filed under the Act with the Securities and Exchange Commission on September 30, 1997.


     We have examined and are familiar with originals or copies, the authenticity of which has been established to our satisfaction, of all documents, corporate records and other instruments, and have made such examination of applicable law as we have deemed necessary to express the opinion hereinafter set forth.


     We are admitted to practice law in the State of Texas and we do not express any opinion herein concerning any law other than the federal laws of the United States of America and the laws of the State of Texas.

     Based upon the foregoing, it is our opinion that:

        (i) the Notes have been duly and validly authorized by the Company, and upon execution by the Company and authentication by the Trustee and delivery of the Notes against receipt of payment of the consideration therefore the Notes will be validly issued, fully paid and nonassessable and will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or equitable principals affecting creditors' rights generally and judicial limitations on the right of specific performance.

        (ii) We hereby confirm the opinions set forth in the Prospectus under the heading "Federal Income Tax Consequences," to the extent they constitute matters of law or legal conclusions with respect thereto.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the related prospectus under the captions "Federal Income Tax Consequences" and "Legal Matters." In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                       Very truly yours,


                                       Donohoe, Jameson & Carroll, P.C.